Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form S-1 of our reports dated March 10, 2004, except for the financial statements related to 2001, as to which the date is August 31, 2004, relating to the financial statements and financial statement schedule of Akrion LLC and its subsidiaries, which appear in the Registration Statement. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 4, 2004